Exhibit 99.1

MOHEGAN TRIBAL GAMING AUTHORITY ANNOUNCES

SECOND QUARTER FISCAL 2011 OPERATING RESULTS

Uncasville, Connecticut, May 5, 2011 – The Mohegan Tribal Gaming Authority, or the Authority, announced today its operating results for the second fiscal quarter ended March 31, 2011. The Authority is an instrumentality of the Mohegan Tribe of Indians of Connecticut, or the Tribe, and the owner and operator of a gaming and entertainment complex located in Uncasville, Connecticut, known as Mohegan Sun, and a gaming and entertainment facility located in Plains Township, Pennsylvania, known as Mohegan Sun at Pocono Downs.

Consolidated operating results for the second quarter ended March 31, 2011:

•	Net income attributable to the Authority of $25.2 million, a 25.9% increase over the second quarter of fiscal 2010

•	Income from operations of $57.0 million, a 9.3% increase over the second quarter of fiscal 2010

•	Adjusted EBITDA, a non-GAAP measure described below, of $79.8 million, a 4.0% increase over the second quarter of fiscal 2010

•	Net revenues of $347.9 million, a 1.2% decrease from the second quarter of fiscal 2010

•	Gaming revenues of $316.4 million, a 0.8% decrease from the second quarter of fiscal 2010

•	Gross slot revenues of $231.8 million, a 2.8% decrease from the second quarter of fiscal 2010

•	Table games revenues of $82.1 million, a 6.0% increase over the second quarter of fiscal 2010

•	Non-gaming revenues of $56.3 million, a 5.6% decrease from the second quarter of fiscal 2010

The growth in consolidated net income attributable to the Authority, income from operations and Adjusted EBITDA for the quarter ended March 31, 2011 was primarily attributable to the addition of table game and poker revenues from the July 2010 opening of table game and poker operations at Mohegan Sun at Pocono Downs. Consolidated results for the quarter ended March 31, 2011 also reflect the continued focus on managing expenses at both Mohegan Sun and Mohegan Sun at Pocono Downs.

“We are quite happy with our results of the quarter given the severe winter weather we experienced in January,” said, Mitchell Grossinger Etess, Chief Executive Officer of the Authority. “Margin improvements at both properties reflect our continued focus on streamlining our operations. I would again like to thank all of our employees for their continued hard work and contribution.”

Mohegan Sun

Operating results (in thousands, unaudited):

	For the Three Months Ended
	March 31, 2011	March 31, 2010	Variance	Percentage Variance
Income from operations	$53,246	$52,364	$882	1.7%
Adjusted EBITDA	$70,308	$70,594	$(286)	(0.4%)
Operating costs and expenses	$220,919	$237,715	$(16,796)	(7.1%)
Net revenues	$274,165	$290,079	$(15,914)	(5.5%)
Gaming revenues	$246,442	$259,728	$(13,286)	(5.1%)
Non-gaming revenues	$49,163	$54,322	$(5,159)	(9.5%)

Income from operations and Adjusted EBITDA reflect lower operating costs and expenses, including payroll costs and promotional expenditures, resulting, in part, from cost containment initiatives implemented in September 2010. These results were offset by lower net revenues primarily resulting from the continued weakness in consumer discretionary spending, aggressive promotional programs by competitors and record snowfall in the Northeast region during January 2011. Despite the decline in revenues, operating margin increased by 130 basis points to 19.4% for the quarter ended March 31, 2011 from 18.1% in the second quarter of fiscal 2010. Adjusted EBITDA margin also increased by 130 basis points to 25.6% for the quarter ended March 31, 2011 from 24.3% in the second quarter of fiscal 2010.

Selected gaming data (in thousands, except where noted, unaudited):

	For the Three Months Ended
	March 31, 2011	March 31, 2010	Variance	Percentage Variance
Slots:
Handle	$2,182,429	$2,271,510	$(89,081)	(3.9%)
Gross revenues	$175,310	$183,469	$(8,159)	(4.4%)
Net revenues	$168,306	$177,072	$(8,766)	(5.0%)
Free promotional slot plays (1)	$16,302	$14,133	$2,169	15.3%
Weighted average number of machines (in units)	6,368	6,428	(60)	(0.9%)
Hold percentage (gross)	8.0%	8.1%	(0.1%)	(1.2%)
Win per unit per day (gross) (in dollars)	$306	$317	$(11)	(3.5%)

Table games:
Drop	$488,484	$516,406	$(27,922)	(5.4%)
Revenues	$73,276	$77,430	$(4,154)	(5.4%)
Weighted average number of games (in units)	332	321	11	3.4%
Hold percentage (2)	15.0%	15.0%	—	—
Win per unit per day (in dollars)	$2,455	$2,679	$(224)	(8.4%)

Poker:
Revenues	$2,874	$3,225	$(351)	(10.9%)
Weighted average number of tables (in units)	42	42	—	—
Revenue per unit per day (in dollars)	$760	$853	$(93)	(10.9%)

(1)	Free promotional slot plays are included in slot handle, but not reflected in slot revenues.
(2)	Table games hold percentage is relatively predictable over longer periods of time, but can significantly fluctuate over shorter periods.

Information related to slot revenues within Mohegan Sun’s market area (in thousands, except where noted, unaudited):

	For the Three Months Ended
	March 31, 2011	March 31, 2010	Variance	Percentage Variance
Northeast slot gaming market (1) (2):
Gross revenues	$645,884	$633,384	$12,500	2.0%
Mohegan Sun win market share	29.7%	31.2%	(1.5%)	(4.8%)
Mohegan Sun win efficiency	112.2%	121.2%	(9.0%)	(7.4%)

Connecticut slot gaming market (3):
Gross revenues	$330,118	$341,568	$(11,450)	(3.4%)
Free promotional slot plays	$33,356	$28,574	$4,782	16.7%
Mohegan Sun win market share	53.1%	53.7%	(0.6%)	(1.1%)
Mohegan Sun win efficiency	107.7%	114.3%	(6.6%)	(5.8%)

(1)	Northeast slot gaming market consists of Mohegan Sun, Foxwoods Resort Casino, Twin River Casino, Newport Grand and Empire City Casino.
(2)	Includes free promotional slot plays. Free promotional slot plays are included in slot handle, but not reflected in slot revenues.
(3)	Connecticut slot gaming market consists of Mohegan Sun and Foxwoods Resort Casino.

The decline in slot revenues at Mohegan Sun primarily resulted from the continued weakness in consumer discretionary spending, aggressive promotional programs by competitors and record snowfall in the Northeast region during January 2011. The reduction in slot revenues at Mohegan Sun also reflects the overall decline in the Connecticut slot gaming market. We believe that aggressive promotional programs by competitors in the states of Rhode Island and New York may have contributed to the decreases in Mohegan Sun’s slot win market share and efficiency in the Northeast slot gaming market. The decline in Mohegan Sun’s slot win efficiency in the Connecticut slot gaming market was primarily the result of a reduction in Foxwoods Resort Casino’s weighted average number of slot machines during the quarter.

The decrease in table games revenues was attributable to lower table games drop likely resulting from the unfavorable weather conditions and patrons in the state of New York choosing to frequent closer “convenience” gaming facilities following the introduction of table games in the Commonwealth of Pennsylvania in July 2010.

Non-gaming data (in thousands, except where noted, unaudited):

	For the Three Months Ended
	March 31, 2011	March 31, 2010	Variance	Percentage Variance
Food and beverage:
Revenues	$15,746	$18,920	$(3,174)	(16.8%)
Meals served	785	1,039	(254)	(24.4%)
Average price per meal served (in dollars)	$15.64	$14.54	$1.10	7.6%

Hotel:
Revenues	$8,657	$8,964	$(307)	(3.4%)
Rooms occupied	102	101	1	1.0%
Occupancy rate	96.8%	95.8%	1.0%	1.0%
Average daily room rate (in dollars)	$82	$84	$(2)	(2.4%)
Revenue per available room (in dollars)	$79	$81	$(2)	(2.5%)

Retail, entertainment and other:
Revenues	$24,760	$26,438	$(1,678)	(6.3%)
Arena events (in events)	26	28	(2)	(7.1%)
Arena tickets	148	160	(12)	(7.5%)
Average price per Arena ticket (in dollars)	$56.81	$65.79	$(8.98)	(13.6%)

The decline in food and beverage revenues was primarily attributable to a $2.8 million decrease in food revenues resulting from the reduction in the number of meals served at Mohegan Sun-owned food and beverage outlets. The reduction in the number of meals served reflects the consolidation and replacement of certain Mohegan Sun-owned food and beverage outlets with third-party operators.

The decrease in hotel revenues was primarily attributable a shift in hotel occupancy from transient guests to group business, which had the effect of lowering the average daily room rate during the quarter.

The decline in retail, entertainment and other revenues was primarily due to a $2.0 million decrease in entertainment revenues. The decrease in entertainment revenues resulted from declines in the number of Arena tickets and the average price per Arena ticket due to the reduction in the number of events held at the Mohegan Sun Arena, including fewer headliner shows.

Mohegan Sun at Pocono Downs

Operating results (in thousands, unaudited):

	For the Three Months Ended
	March 31, 2011	March 31, 2010	Variance	Percentage Variance

Income from operations	$7,594	$3,891	$3,703	95.2%
Adjusted EBITDA	$12,839	$9,676	$3,163	32.7%
Operating costs and expenses	$66,185	$58,325	$7,860	13.5%
Net revenues	$73,779	$62,216	$11,563	18.6%
Gaming revenues	$70,002	$59,395	$10,607	17.9%
Non-gaming revenues	$7,101	$5,268	$1,833	34.8%

The significant increases in income from operations and Adjusted EBITDA were primarily attributable to the addition of table game and poker revenues, combined with higher slot and non-gaming revenues. These results were partially offset by additional operating costs and expenses to support table game and poker operations. Operating margin increased by 400 basis points to 10.3% for the quarter ended March 31, 2011 from 6.3% in the second quarter of fiscal 2010. Adjusted EBITDA margin increased by 180 basis points to 17.4% for the quarter ended March 31, 2011 from 15.6% in the second quarter of fiscal 2010.

Selected gaming data (in thousands, except where noted, unaudited):

	For the Three Months Ended
	March 31, 2011	March 31, 2010	Variance	Percentage Variance
Slots:
Handle	$700,634	$715,069	$(14,435)	(2.0%)
Gross revenues	$56,527	$54,991	$1,536	2.8%
Net revenues	$56,492	$55,092	$1,400	2.5%
Free promotional slot plays (1)	$14,632	$10,765	$3,867	35.9%
Weighted average number of machines (in units)	2,429	2,438	(9)	(0.4%)
Hold percentage (gross)	8.1%	7.7%	0.4%	5.2%
Win per unit per day (gross) (in dollars)	$259	$251	$8	3.2%

Table games (2):
Drop	$46,164	$—	$46,164	100.0%
Revenues	$8,776	$—	$8,776	100.0%
Weighted average number of games (in units)	66	—	66	100.0%
Hold percentage (3)	19.0%	—	19.0%	100.0%
Win per unit per day (in dollars)	$1,477	$—	$1,477	100.0%

Poker (2):
Revenues	$1,078	$—	$1,078	100.0%
Weighted average number of tables (in units)	18	—	18	100.0%
Revenue per unit per day (in dollars)	$665	$—	$665	100.0%

(1)	Free promotional slot plays are included in slot handle, but not reflected in slot revenues.
(2)	Table game and poker operations commenced on July 13, 2010.
(3)	Table games hold percentage is relatively predictable over longer periods of time, but can significantly fluctuate over shorter periods.

Information related to slot revenues within Mohegan Sun at Pocono Downs’ market area (in thousands, except where noted, unaudited):

	For the Three Months Ended
	March 31, 2011	March 31, 2010	Variance	Percentage Variance
Northeastern Pennsylvania slot gaming market (1):
Gross revenues	$155,631	$152,098	$3,533	2.3%
Free promotional slot plays (2)	$47,924	$38,558	$9,366	24.3%
Mohegan Sun at Pocono Downs win market share	36.3%	36.2%	0.1%	0.3%
Mohegan Sun at Pocono Downs win efficiency	117.4%	120.3%	(2.9%)	(2.4%)

(1)	Northeastern Pennsylvania slot gaming market consists of Mohegan Sun at Pocono Downs, Mount Airy Resort Casino and Sands Casino Resort Bethlehem.
(2)	Free promotional slot plays are included in slot handle, but not reflected in slot revenues.

Slot revenues at Mohegan Sun at Pocono Downs were positively impacted by higher gross slot hold percentage, as well as the addition of table game and poker operations, which resulted in increased patron visitation to the facility.

Non-gaming revenues (in thousands, except where noted, unaudited):

	For the Three Months Ended
	March 31, 2011	March 31, 2010	Variance	Percentage Variance
Food and beverage:
Revenues	$5,483	$3,918	$1,565	39.9%
Meals served	166	150	16	10.7%
Average price per meal served (in dollars)	$14.83	$12.03	$2.80	23.3%

Retail, entertainment and other:
Revenues	$1,618	$1,350	$268	19.9%

The growth in food and beverage and retail, entertainment and other revenues were primarily attributable to increased patron visitation to the facility resulting from the addition of table game and poker operations. The increase in food and beverage revenues also reflects the operation of an additional Mohegan Sun at Pocono Downs-owned food and beverage outlet.

Corporate

Total Corporate expenses (in thousands, unaudited):

	For the Three Months Ended
	March 31, 2011	March 31, 2010	Variance	Percentage Variance
Total Corporate expenses (1)	$3,812	$4,068	$(256)	(6.3%)

(1)	Include depreciation

The decrease in total Corporate expenses primarily resulted from lower professional expenditures.

Mohegan Tribal Gaming Authority Property Information

(in thousands, unaudited)	Income (Loss) from Operations For the Three Months Ended		Adjusted EBITDA For the Three Months Ended		Net Revenues For the Three Months Ended
	March 31, 2011	March 31, 2010	March 31, 2011	March 31, 2010	March 31, 2011	March 31, 2010
Mohegan Sun	$53,246	$52,364	$70,308	$70,594	$274,165	$290,079
Mohegan Sun at Pocono Downs	7,594	3,891	12,839	9,676	73,779	62,216
Corporate	(3,812)	(4,068)	(3,305)	(3,505)	—	—

Total	$57,028	$52,187	$79,842	$76,765	$347,944	$352,295

	Income (Loss) from Operations For the Six Months Ended		Adjusted EBITDA For the Six Months Ended		Net Revenues For the Six Months Ended
	March 31, 2011	March 31, 2010	March 31, 2011	March 31, 2010	March 31, 2011	March 31, 2010
Mohegan Sun	$95,790	$92,286	$131,235	$130,169	$537,995	$572,170
Mohegan Sun at Pocono Downs	13,913	6,148	24,468	17,733	145,554	121,936
Corporate	(8,391)	(8,417)	(7,392)	(7,321)	—	—

Total	$101,312	$90,017	$148,311	$140,581	$683,549	$694,106

Other Information

Liquidity

As of March 31, 2011, the Authority held cash and cash equivalents of $64.7 million compared to $63.9 million as of September 30, 2010. As of March 31, 2011, $493.0 million was drawn on the Authority’s $675.0 million bank credit facility. As of March 31, 2011, letters of credit issued under the bank credit facility totaled $3.2 million, of which no amount was drawn. Inclusive of letters of credit, which reduce borrowing availability under the bank credit facility, and after taking into account restrictive financial covenant requirements under the bank credit facility and the Authority’s line of credit and note indentures, the Authority had approximately $47.0 million of borrowing capacity under the bank credit facility as of March 31, 2011. The Authority’s total debt, including capital leases, was approximately $1.60 billion as of March 31, 2011 compared to $1.64 billion as of September 30, 2010.

Interest Expense

Interest expense increased by $394,000, or 1.3%, to $29.7 million for the quarter ended March 31, 2011 compared to $29.3 million in the second quarter of fiscal 2010. The increase in interest expense was primarily due to higher weighted average interest rate. Weighted average interest rate was 7.2% for the quarter ended March 31, 2011 compared to 7.0% in the second quarter of fiscal 2010. Weighted average outstanding debt was $1.66 billion for the quarter ended March 31, 2011 compared to $1.68 billion in the second quarter of fiscal 2010.

Cost Containment Initiatives

In September 2010, the Authority implemented cost containment initiatives in an effort to better align operating costs with market and business conditions, including the reduction of its workforce in Uncasville, Connecticut by approximately 475 positions. In addition, the Authority implemented a number of other cost containment initiatives, including certain modifications to employee medical benefits, consolidation of certain Mohegan Sun-owned food and beverage outlets and replacement of certain other Mohegan Sun-owned food and beverage outlets with third-party operators. The Authority estimates that these cost containment initiatives yielded consolidated labor and operating cost savings totaling approximately $8.2 million for the quarter ended March 31, 2011. Consolidated labor and operating cost savings for the six months ended March 31, 2011 totaled approximately $16.5 million. Consolidated labor and operating cost savings for fiscal 2011 are forecast to approximate $30.0 million.

Capital Spending

The following table presents data related to capital expenditures (in millions, including capitalized interest):

	Capital Expenditures
	Six Months Ended March 31, 2011	Remaining Forecasted Fiscal Year 2011	Total Forecasted Fiscal Year 2011

Mohegan Sun:
Maintenance	$8.4	$15.7	$24.1
Development	5.6	14.1	19.7
Expansion - Project Horizon	0.1	1.4	1.5

Subtotal	14.1	31.2	45.3
Mohegan Sun at Pocono Downs:
Maintenance	2.4	3.1	5.5
Development	0.2	0.3	0.5
Expansion - Project Sunrise (1)	0.4	—	0.4

Subtotal	3.0	3.4	6.4

Total	$17.1	$34.6	$51.7

(1)	Represents adjustments to the final cost for Project Sunrise, Mohegan Sun at Pocono Downs Phase II gaming and entertainment facility.

Distributions to the Tribe

Distributions to the Tribe totaled $4.6 million for the quarter ended March 31, 2011 compared to $11.2 million in the second quarter of fiscal 2010.

Financing Update

The Authority previously engaged Blackstone Advisory Partners, L.P. to assist in its strategic planning relating to its debt maturities and Credit Suisse Securities (USA) LLC to assist in the evaluation and implementation of refinancing alternatives. The Authority continued to utilize these advisors during the quarter ended March 31, 2011.

Conference Call

The Authority will host a conference call and simultaneous webcast regarding its second quarter fiscal 2011 operating results on Thursday, May 5, 2011 at 10:30 a.m. (Eastern Daylight Time).

Those interested in participating in the call should dial as follows:

(877) 756-4274

(706) 643-0107 (International)

Conference ID: 64172974

Please call five minutes in advance to ensure that you are connected prior to the initiation of the call. Questions and answers will be reserved for call-in analysts and investors.

Parties who want to listen to the live conference call on the Internet may do so through a web link on the Authority’s website at www.mtga.com, under the “Investor Relations/Financial News” section. Interested parties also may listen to a taped replay of the entire conference call commencing two hours after the call’s completion on Thursday, May 5, 2011. This replay will run through May 19, 2011.

The access number for a taped replay of the conference call is as follows:

(800) 642-1687

(706) 645-9291 (International)

Conference ID: 64172974

A transcript will be available on the Authority’s website for a period of 90 days following the conference call.

About the Authority

The Authority is an instrumentality of the Tribe, a federally-recognized Indian tribe with an approximately 507-acre reservation situated in Southeastern Connecticut, adjacent to Uncasville, Connecticut. The Authority has been granted the exclusive authority to conduct and regulate gaming activities on the existing reservation of the Tribe, including the operation of Mohegan Sun, a gaming and entertainment complex located on a 185-acre site on the Tribe’s reservation. Through its subsidiary, Downs Racing, L.P., the Authority also owns and operates Mohegan Sun at Pocono Downs, a gaming and entertainment facility located on a 400-acre site in Plains Township, Pennsylvania, and several off-track wagering facilities located elsewhere in Pennsylvania.

The Tribe’s gaming operation at Mohegan Sun is one of only two legally authorized gaming operations in New England offering traditional slot machines and table games. Mohegan Sun currently operates in an approximately 3.1 million square-foot facility, which includes Casino of the Earth, Casino of the Sky, Casino of the Wind, 100,000 square feet of retail space, including The Shops at Mohegan Sun, a 10,000-seat Mohegan Sun Arena, a 350-seat Cabaret Theatre, 100,000 square feet of meeting and convention space and the approximately 1,200-room luxury Sky Hotel Tower. Mohegan Sun at Pocono Downs operates in an approximately 400,000-square-foot facility, including 82,000 square feet of gaming space offering approximately 2,500 slot machines, 66 table games and an 18-table poker room, several dining and retail options and a bus passenger lounge. More information about the Authority and its properties can be obtained by visiting www.mohegansun.com, www.mohegansunpocono.com or www.mtga.com.

Special Note Regarding Forward-Looking Statements

Some information included in this press release may contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements can sometimes be identified by the use of forward-looking words such as “may,” “will,” “anticipate,” “estimate,” “expect” or “intend” and similar expressions. Such forward-looking information may involve important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statements made by or on behalf of the Authority. Information concerning potential factors that could affect the Authority’s financial results is included in its Annual Report on Form 10-K for the fiscal year ended September 30, 2010, as well as in the Authority’s other reports and filings with the Securities and Exchange Commission. Any forward-looking statements included in this press release are made only as of the date of this release. The Authority does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. The Authority cannot assure that projected results or events will be achieved or will occur.

MOHEGAN TRIBAL GAMING AUTHORITY

CONSOLIDATED STATEMENTS OF INCOME

(in thousands)

(unaudited)

	For the Three Months Ended March 31, 2011	For the Three Months Ended March 31, 2010	For the Six Months Ended March 31, 2011	For the Six Months Ended March 31, 2010
Revenues:
Gaming	$316,444	$319,123	$624,101	$628,962
Food and beverage	21,229	22,838	43,223	46,153
Hotel	8,657	8,964	17,654	18,506
Retail, entertainment and other	26,378	27,788	48,824	55,226

Gross revenues	372,708	378,713	733,802	748,847
Less - Promotional allowances	(24,764)	(26,418)	(50,253)	(54,741)

Net revenues	347,944	352,295	683,549	694,106

Operating costs and expenses:
Gaming	194,993	197,933	388,324	398,751
Food and beverage	10,395	10,785	20,440	21,969
Hotel	3,327	3,467	6,493	7,077
Retail, entertainment and other	7,953	10,023	14,166	17,977
Advertising, general and administrative	48,128	49,817	98,422	100,430
Corporate	3,771	4,048	8,307	8,377
Depreciation and amortization	22,615	23,549	45,830	48,980
Severance	(266)	—	255	—
Pre-opening	—	486	—	528

Total operating costs and expenses	290,916	300,108	582,237	604,089

Income from operations	57,028	52,187	101,312	90,017

Other income (expense):
Accretion of discount to the relinquishment liability	(2,841)	(3,857)	(5,683)	(7,713)
Interest income	618	620	1,398	1,352
Interest expense, net of capitalized interest	(29,713)	(29,319)	(59,459)	(57,868)
Loss on early extinguishment of debt	—	—	—	(1,584)
Write-off of debt issuance costs	—	—	—	(338)
Other expense, net	(349)	(147)	(344)	(491)

Total other expense	(32,285)	(32,703)	(64,088)	(66,642)

Net income	24,743	19,484	37,224	23,375
Loss attributable to non-controlling interests	465	543	914	1,056

Net income attributable to Mohegan Tribal Gaming Authority	$25,208	$20,027	$38,138	$24,431

MOHEGAN TRIBAL GAMING AUTHORITY

CONSOLIDATED SELECTED FINANCIAL INFORMATION

(in thousands)

(unaudited)

	For the Three Months Ended		For the Six Months Ended
	March 31, 2011	March 31, 2010	March 31, 2011	March 31, 2010
Operating Results:
Gross revenues	$372,708	$378,713	$733,802	$748,847
Net revenues	$347,944	$352,295	$683,549	$694,106
Income from operations	$57,028	$52,187	$101,312	$90,017

Other Data:
Adjusted EBITDA	$79,842	$76,765	$148,311	$140,581
Capital expenditures	$10,243	$4,329	$17,142	$14,303
Cash interest paid	$27,191	$26,911	$54,886	$43,743

			March 31, 2011	September 30, 2010
Balance Sheet Data:
Cash and cash equivalents			$64,718	$63,897
Debt, including capital leases			$1,604,536	$1,637,549

MOHEGAN SUN

SUPPLEMENTAL DATA - OPERATING STATISTICS

(unaudited)

	For the Three Months Ended		For the Six Months Ended
	March 31, 2011	March 31, 2010	March 31, 2011	March 31, 2010
Operating results:
Gross revenues (in thousands)	$295,605	$314,050	$581,317	$622,093
Net revenues (in thousands)	$274,165	$290,079	$537,995	$572,170
Income from operations (in thousands)	$53,246	$52,364	$95,790	$92,286
Operating margin	19.4%	18.1%	17.8%	16.1%

Adjusted EBITDA:
Adjusted EBITDA (in thousands)	$70,308	$70,594	$131,235	$130,169
Adjusted EBITDA margin	25.6%	24.3%	24.4%	22.8%

Capital expenditures (in thousands)	$8,685	$2,722	$14,096	$11,514
Capitalized interest (in thousands)	$—	$—	$—	$21

Weighted average number of units:
Slot machines	6,368	6,428	6,386	6,575
Table games	332	321	331	321
Poker tables	42	42	42	42

Win per unit per day:
Slot machines (gross)	$306	$317	$297	$303
Table games	$2,455	$2,679	$2,402	$2,608
Poker tables	$760	$853	$764	$807

Hold percentage:
Slot machines (gross)	8.0%	8.1%	8.0%	8.1%
Table games	15.0%	15.0%	14.6%	14.7%

Northeast slot gaming market statistics:
Win market share	29.7%	31.2%	29.8%	31.7%
Win efficiency	112.2%	121.2%	112.7%	121.9%

Connecticut slot gaming market statistics:
Handle market share	54.7%	55.2%	54.0%	55.3%
Win market share	53.1%	53.7%	52.9%	53.8%
Handle efficiency	110.9%	117.4%	109.7%	117.0%
Win efficiency	107.7%	114.3%	107.4%	114.0%

Food and beverage statistics:
Meals served (in thousands)	785	1,039	1,631	2,067
Average price per meal served	$15.64	$14.54	$15.40	$14.99

Hotel statistics:
Rooms occupied (in thousands)	102	101	205	202
Occupancy rate	96.8%	95.8%	96.1%	94.6%
Average daily room rate	$82	$84	$83	$88
Revenue per available room	$79	$81	$80	$83

Entertainment statistics:
Arena events (in events)	26	28	49	58
Arena tickets (in thousands)	148	160	267	340
Average price per Arena ticket	$56.81	$65.79	$51.89	$60.47

MOHEGAN SUN AT POCONO DOWNS

SUPPLEMENTAL DATA - OPERATING STATISTICS

(unaudited)

	For the Three Months Ended		For the Six Months Ended
	March 31, 2011 (1)	March 31, 2010	March 31, 2011 (1)	March 31, 2010
Operating results:
Gross revenues (in thousands)	$77,103	$64,663	$152,485	$126,754
Net revenues (in thousands)	$73,779	$62,216	$145,554	$121,936
Income from operations (in thousands)	$7,594	$3,891	$13,913	$6,148
Operating margin	10.3%	6.3%	9.6%	5.0%

Adjusted EBITDA:
Adjusted EBITDA (in thousands)	$12,839	$9,676	$24,468	$17,733
Adjusted EBITDA margin	17.4%	15.6%	16.8%	14.5%

Capital expenditures (in thousands)	$1,558	$1,607	$3,046	$2,789
Capitalized interest (in thousands)	$—	$7	$—	$7

Weighted average number of units:
Slot machines	2,429	2,438	2,448	2,452
Table games	66	—	66	—
Poker tables	18	—	18	—

Win per unit per day:
Slot machines (gross)	$259	$251	$247	$241
Table games	$1,477	$—	$1,495	$—
Poker tables	$665	$—	$656	$—

Hold percentage:
Slot machines (gross)	8.1%	7.7%	7.9%	7.7%
Table games	19.0%	—	18.7%	—

Northeastern Pennsylvania slot gaming market statistics:
Handle market share	34.1%	33.3%	34.1%	33.5%
Win market share	36.3%	36.2%	36.0%	36.8%
Handle efficiency	110.1%	110.7%	110.2%	109.2%
Win efficiency	117.4%	120.3%	116.2%	120.0%

Food and beverage statistics:
Meals served (in thousands)	166	150	359	296
Average price per meal served	$14.83	$12.03	$14.90	$12.54

(1)	Table game and poker operations commenced on July 13, 2010.

MOHEGAN TRIBAL GAMING AUTHORITY

ADJUSTED EBITDA RECONCILIATIONS

(unaudited)

Reconciliations of Adjusted EBITDA to Net Income:

Reconciliations of Adjusted EBITDA to net income, a financial measure determined in accordance with accounting principles generally accepted in the United States of America, or GAAP, are shown below (in thousands):

	For the Three Months Ended		For the Six Months Ended
	March 31, 2011	March 31, 2010	March 31, 2011	March 31, 2010
Adjusted EBITDA	$79,842	$76,765	$148,311	$140,581
Depreciation and amortization	(22,615)	(23,549)	(45,830)	(48,980)
Severance charges	266	—	(255)	—
Pre-opening costs and expenses	—	(486)	—	(528)
Loss attributable to non-controlling interests	(465)	(543)	(914)	(1,056)

Income from operations	57,028	52,187	101,312	90,017

Accretion of discount to the relinquishment liability	(2,841)	(3,857)	(5,683)	(7,713)
Interest income	618	620	1,398	1,352
Interest expense, net of capitalized interest	(29,713)	(29,319)	(59,459)	(57,868)
Loss on early extinguishment of debt	—	—	—	(1,584)
Write-off of debt issuance costs	—	—	—	(338)
Other expense, net	(349)	(147)	(344)	(491)

Net income	$24,743	$19,484	$37,224	$23,375

Reconciliations of Income (Loss) from Operations to Adjusted EBITDA (unaudited):

Reconciliations of income (loss) from operations, a financial measure determined in accordance with GAAP, to Adjusted EBITDA, are shown below (in thousands):

	For the Three Months Ended March 31, 2011
	Income (Loss) from Operations	Depreciation and Amortization	Severance Charges	Pre-opening Costs and Expenses	Loss attributable to Non-controlling Interests	Adjusted EBITDA
Mohegan Sun	$53,246	$17,329	$(267)	$—	$—	$70,308
Mohegan Sun at Pocono Downs	7,594	5,245	—	—	—	12,839
Corporate	(3,812)	41	1	—	465	(3,305)

Total	$57,028	$22,615	$(266)	$—	$465	$79,842

	For the Three Months Ended March 31, 2010
	Income (Loss) from Operations	Depreciation and Amortization	Severance Charges	Pre-opening Costs and Expenses	Loss attributable to Non-controlling Interests	Adjusted EBITDA
Mohegan Sun	$52,364	$18,230	$—	$—	$—	$70,594
Mohegan Sun at Pocono Downs	3,891	5,299	—	486	—	9,676
Corporate	(4,068)	20	—	—	543	(3,505)

Total	$52,187	$23,549	$—	$486	$543	$76,765

	For the Six Months Ended March 31, 2011
	Income (Loss) from Operations	Depreciation and Amortization	Severance Charges	Pre-opening Costs and Expenses	Loss attributable to Non-controlling Interests	Adjusted EBITDA
Mohegan Sun	$95,790	$35,192	$253	$—	$—	$131,235
Mohegan Sun at Pocono Downs	13,913	10,555	—	—	—	24,468
Corporate	(8,391)	83	2	—	914	(7,392)

Total	$101,312	$45,830	$255	$—	$914	$148,311

	For the Six Months Ended March 31, 2010
	Income (Loss) from Operations	Depreciation and Amortization	Severance Charges	Pre-opening Costs and Expenses	Loss attributable to Non-controlling Interests	Adjusted EBITDA
Mohegan Sun	$92,286	$37,841	$—	$42	$—	$130,169
Mohegan Sun at Pocono Downs	6,148	11,099	—	486	—	17,733
Corporate	(8,417)	40	—	—	1,056	(7,321)

Total	$90,017	$48,980	$—	$528	$1,056	$140,581

Adjusted EBITDA Explanation:

Earnings before interest, income taxes, depreciation and amortization, or EBITDA, is a commonly used measure of performance in the casino and hospitality industry. EBITDA is not a measure of performance calculated in accordance with GAAP. The Authority historically has evaluated its operating performance with the non-GAAP measure, Adjusted EBITDA, which as used in this press release, represents earnings before interest, depreciation and amortization, severance charges resulting from a workforce reduction, pre-opening costs and expenses, accretion of discount to a relinquishment liability pursuant to a relinquishment agreement with Trading Cove Associates, debt modification costs and expenses, loss on early extinguishment of debt, write-off of debt issuance costs, other non-operating income and expense and loss attributable to non-controlling interests.

Adjusted EBITDA provides an additional way to evaluate the Authority’s operations and, when viewed with both the Authority’s GAAP results and the reconciliations provided, the Authority believes that it provides a more complete understanding of its business than could be otherwise obtained absent this disclosure. Adjusted EBITDA is presented solely as a supplemental disclosure because: (1) the Authority believes it enhances an overall understanding of the Authority’s past and current financial performance; (2) the Authority believes it is a useful tool for investors to assess the operating performance of the business in comparison to other operators within the casino and hospitality industry since Adjusted EBITDA excludes certain items that may not be indicative of the Authority’s operating results; (3) measures that are comparable to Adjusted EBITDA are often used as an important basis for the valuation of casino and hospitality companies; and (4) the Authority uses Adjusted EBITDA internally to evaluate the performance of its operating personnel and management and as a benchmark to evaluate its operating performance in comparison to its competitors.

The use of Adjusted EBITDA has certain limitations. Adjusted EBITDA should be considered in addition to, not as a substitute for or superior to, any GAAP financial measure including net income (as an indicator of the Authority’s performance) or cash flows provided by operating activities (as an indicator of the Authority’s liquidity), nor should it be considered as an indicator of the Authority’s overall financial performance. The Authority’s calculation of Adjusted EBITDA is likely to be different from the calculation of Adjusted EBITDA or other similarly titled measurements used by other casino and hospitality companies, and therefore, comparability may be limited. Adjusted EBITDA eliminates certain substantial recurring items from net income, such as interest, depreciation and amortization and accretion of discount to the relinquishment liability. Each of these items has been incurred in the past, will continue to be incurred in the future and should be considered in the overall evaluation of the Authority’s results. The Authority compensates for these limitations by providing the relevant disclosure of interest, depreciation and amortization, accretion of discount to the relinquishment liability and other items excluded in the calculation of Adjusted EBITDA, both in its reconciliations to the GAAP financial measure of net income and in its consolidated financial statements, all of which should be considered when evaluating its results. The Authority strongly encourages investors to review its financial information in its entirety and not to rely on a single financial measure.

Press Release:

Mohegan Tribal Gaming Authority, Uncasville, Connecticut, May 5, 2011

Contacts:

Mitchell Grossinger Etess

Chief Executive Officer

Mohegan Tribal Gaming Authority

(860) 862-8000

Leo M. Chupaska

Chief Financial Officer

Mohegan Tribal Gaming Authority

(860) 862-8000